Exhibit 9.1
VOTING AGREEMENT
     This VOTING AGREEMENT (this “Agreement”) is dated as of September 30, 2010, by and between CBaySystems Holdings Limited, a British Virgin Islands company (the “Company”), and the undersigned holders (the “Shareholders”) of ordinary shares, par value $.10 per share (the “Ordinary Shares”) of the Company. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Exchange Agreement (defined below).
     WHEREAS, each Shareholder is the holder of one or more Ordinary Shares;
     WHEREAS, concurrently with the execution of this Agreement, the Company and the other parties thereto are entering into an Exchange Agreement dated September 30, 2010 (as such agreement may be subsequently amended or modified, the “Exchange Agreement”), pursuant to which the Investors agree to exchange their shares of common stock, no par value, of MedQuist, Inc. for Ordinary Shares (the “Exchange”);
     WHEREAS, as of the date hereof each of the Shareholders owns or has the right to vote in the aggregate the number of Ordinary Shares set forth below such Shareholder’s name on the applicable signature page of this Agreement (the “SAC Shares”); and
     WHEREAS, it is a condition to the willingness of the Investors to enter into the Exchange Agreement that each of the Shareholders execute and deliver this Agreement and vote the SAC Shares held by it in connection with any required shareholder votes of the Company to approve the transactions contemplated in the Exchange Agreement according to the provisions set forth herein.
     NOW, THEREFORE, in consideration of the promises, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Agreement to Vote the SAC Shares. Each Shareholder agrees that, from and after the date hereof and prior to the Expiration Date (as defined in Section 5), at any meeting of shareholders of the Company, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company, in each case the subject of which includes a vote of the Company’s shareholders on one or more matters reasonably necessary for consummation of the transactions contemplated by the Exchange Agreement, such Shareholder shall:
(a)	if a meeting of shareholders of the Company, appear at each such meeting, in person or by proxy, and thereby cause the SAC Shares held by it to be counted as present thereat for purposes of calculating a quorum; and
(b)	vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) with respect to, the SAC Shares held by it, in favor of any matter subject to a vote of the Company’s shareholders that is reasonably necessary for consummation of the transactions contemplated by the Exchange Agreement.

     Section 2. No Inconsistent Agreements. Each Shareholder hereby agrees that it shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the SAC Shares owned by it that is inconsistent with its obligations under this Agreement.
     Section 4. Representations and Warranties of the Shareholders. Each Shareholder represents and warrants as to itself only as follows:
(a)	Such Shareholder has all requisite capacity and authority to enter into and perform its obligations under this Agreement.
(b)	This Agreement has been duly executed and delivered by such Shareholder, and assuming the due authorization, execution and delivery by the Company, constitutes the valid and legally binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity).
     Section 5. Term of Agreement; Termination. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the receipt of Company Shareholder Approval (as defined in the Exchange Agreement), (b) such date and time as the Exchange Agreement shall be terminated pursuant to Article VIII thereof or (c) upon the Closing (as defined in the Exchange Agreement). Upon termination or expiration, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.
     Section 6. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provision hereof by any party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver in a particular instance be deemed a continuing waiver of any provision hereof.
     Section 7. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement.
     Section 8. Capacity as Shareholder. The covenants contained herein shall apply to each Shareholder solely in its capacity as a shareholder of the Company, and no covenant contained herein shall apply to such Shareholder in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of each Shareholder to comply with applicable law, including whatever fiduciary duties it may have as a shareholder of the Company.

     Section 10. Governing Law. This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of New York, without regard to the conflict of laws provisions thereof.
     Section 11. Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
     Section 12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to the Company:
CBaySystems Holdings Limited
2661 Riva Road, Building 800
Annapolis, MD 21401
Fax: 416-266-9409
Attention: Chief Financial Officer
if to any Shareholder:
c/o S.A.C. Capital Advisors, L.P.
72 Cummings Point Road
Stamford, Connecticut 06902
Fax: (203) 823-4209
Attention: General Counsel
     Section 13. Third-Party Beneficiary. This Agreement may be enforced by each Investor party to the Exchange Agreement as a third-party beneficiary of this Agreement and the obligations of each of the parties hereto, so long as such Investor is not in material breach of the Exchange Agreement or any of its obligations thereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CBAYSYSTEMS HOLDINGS LIMITED

By:	/s/ Clyde Swoger

Name: Clyde Swoger
Title: CFO

Number of Shares: N/A

S.A.C. PEI CB INVESTMENT, L.P.

By:

Name:
Title:

Number of Shares:

S.A.C. PEI CB INVESTMENT II, LLC

By:

Name:
Title:

Number of Shares:

INTERNATIONAL EQUITIES (S.A.C. ASIA) LIMITED

By:

Name:
Title:

Number of Shares:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CBAYSYSTEMS HOLDINGS LIMITED

By:

Name:
Title:

Number of Shares:

S.A.C. PEI CB INVESTMENT, L.P.

By: S.A.C. PEI CB Investment GP, Limited, its general partner

By:	/s/ Peter Nussbaum

	Name:	Peter Nussbaum
	Title:	Authorized Person

Number of Shares: 89,988,851

S.A.C. PEI CB INVESTMENT II, LLC

By: S.A.C. Private Capital Group, LLC, its manager

By:	/s/ Peter Nussbaum

	Name:	Peter Nussbaum
	Title:	Authorized Person

Number of Shares: 3,218,076

INTERNATIONAL EQUITIES (S.A.C. ASIA) LIMITED

By:	/s/ Peter Nussbaum

	Name:	Peter Nussbaum
	Title:	Authorized Person

Number of Shares: 1,368,788
[Signature Page to Voting Agreement]